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                                                                    Exhibit 10.1




                                   FORM OF
                                AMENDMENT TO
                      DEFERRED COMPENSATION AGREEMENTS

        AMENDMENT made this ____ day of January, 1996, to Agreement made as of ___________ (the "Agreement"), between A. SCHULMAN, INC. (the "Company") and
_________ (the "Employee").

        Section 6 of the Agreement is hereby amended to read, in its entirety, as follows:

                "6. (a) Notwithstanding any provision hereof to the contrary, upon the occurrence of a Change in Control (as defined in Section 6(b) hereof), the Employee shall be one hundred percent (100%) vested in his Deferred Benefit even if he has not completed ten (10) years of employment from the date of the Agreement, and, upon the termination of the Employee's employment following a Change in Control and prior to the end of the Change-in-Control Protective Period (as defined in Section 6(c) hereof):

                        (I) If the Employee's employment is terminated by the Company it shall not be deemed a Termination for Cause under this Agreement;

                        (II) The provisions of Section 5 hereof shall not be applicable nor shall any similar provision in the Employment Agreement be applicable; and

                        (III) The Deferred Benefit shall be paid to the Employee in a lump sum within five (5) days of such termination.

                     (b) For purposes of this Agreement, a 'Change in Control' shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                        (I) any Person (as defined in Section 6(e) hereof) is or becomes the Beneficial Owner (as defined in Section 6(d) hereof), directly or indirectly, of securities of the Company (not including in the securities benefi-
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        cially owned by such Person any securities acquired directly from the
        Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

                (II) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved; or

                (III) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 75% of the combined voting power of the voting securities of the Company




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        or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its subsidiaries other than in connection with the acquisition by the Company or its subsidiaries of a business) representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

                (IV) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by stockholders in substantially the same proportions as their ownership of the Company immediately prior to such sale.

        Notwithstanding the foregoing, no "Change in Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

        Further, notwithstanding the foregoing, any event or transaction which would otherwise constitute a Change in Control (a "Transaction") shall not constitute a Change in Control for purposes of this





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         Agreement if, in connection with the Transaction, the Employee participates as an equity investor in the acquiring entity or any of
         its affiliates (the    "Acquiror").  For purposes of the preceding
         sentence, the Employee shall not be deemed to have participated as an
         equity investor in the Acquiror by virtue of   (i) obtaining
         beneficial ownership of any equity interest in the Acquiror as a result of the grant to the Employee of an incentive compensation award under one or more incentive plans of the Acquiror (including, but not limited to, the conversion in connection with the Transaction of incentive compensation awards of the Company into incentive compensation awards of the Acquiror), on terms and conditions substantially equivalent to those applicable to other executives of the Company immediately prior to the Transaction, after taking into account normal differences attributable to job responsibilities, title and similar matters, (ii) obtaining beneficial ownership of any equity interest in the Acquiror on terms and conditions substantially equivalent to those obtained in the Transaction by all other stockholders of the Company, or (iii) passive ownership of less than three percent (3%) of the stock of the Acquiror.

                (c) For purposes of this Agreement, 'Change-in-Control Protective Period' shall mean the period from the occurrence of a Change in Control until the later of the second anniversary of such Change in Control or, if such Change in Control shall be caused by the stockholder approval of a merger or consolidation described in Section 6(b)(III) hereof, the second anniversary of the consummation of such merger or consolidation.

                (d) For purposes of this Agreement, 'Beneficial Owner' shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time (the 'Exchange Act').

                (e) For purposes of this Agreement, 'Person' shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its





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        subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company."

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the day and year first set forth above.

                                        A. SCHULMAN, INC.


                                        By__________________________



                                        ____________________________
                                        Employee





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